Exhibit 99.1

FOR IMMEDIATE RELEASE

ENNIS, INC. REPORTS RESULTS FOR THE

QUARTER ENDED MAY 31, 2020 AND DECLARES QUARTERLY DIVIDEND

Midlothian, TX. June 22, 2020 -- Ennis, Inc. (the “Company"), (NYSE: EBF), today reported financial results for the first quarter ended May 31, 2020.  Highlights include:

•	Revenues decreased $19.0 million, or 17.6% for the comparative quarter.
•	Earnings per diluted share for the current quarter were $0.16 compared to $0.37 for the comparative quarter last year.
•	Our plants have been deemed essential to the supply chain and are currently operating at reduced capacities.

Financial Overview

The Company’s revenues for the first quarter ended May 31, 2020 were $89.0 million compared to $108.0 million for the same quarter last year, a decrease of 17.6%.  Gross profit margin ("margin") was $23.9 million for the quarter, or 26.9%, as compared to $32.7 million, or 30.3% for the first quarter last year.  Net earnings for the quarter were $4.2 million, or $0.16 per diluted share, compared to $9.6 million, or $0.37 per diluted share, for the first quarter last year.

Keith Walters, Chairman, Chief Executive Officer and President, commented by stating “while our first quarter was significantly impacted by the COVID-19 pandemic, it was within our expectations.   In February, the U.S. economy officially slid into a recession after the longest period of economic growth the U.S. has ever had.  As Federal Reserve Chairman Powell noted recently, we went from the lowest unemployment rate in 50 years to the highest unemployment rate in 90 years, and we did it in two months.  As such, we saw extreme weakness in our transactional forms sales for the quarter given a countrywide lockdown that virtually stopped the country’s economic engine.  However, certain sectors of the economy did not experience a downturn, resulting in sales in several of our specialty products remaining flat which helped flatten the downward curve in our total sales.  To address our cost structure, we have furloughed 320 people and several facilities, and we have exited some of our leased facilities.  We will continue to monitor the incoming order volume so that we can proactively adjust our costs accordingly.  All of these actions to reduce variable and fixed costs are ongoing as we evaluate our projected sales and cost structure.  We believe the cost cutting measures we are implementing will not impact our ability to service increased volume when the economy improves.  Although no one is sure of the exact timing of an economic recovery, the Federal Reserve recently announced its view of an economic decline of -6.5% for 2020 and a 9.3% unemployment rate at year-end.  As I said in my shareholder letter in May, we will continue to stay focused during this period of economic and social unrest.  We will continue to explore acquisitions that make sense and hunt for new sales in new markets and new channels. We will focus, as always, on maintaining our dividend.  We expect that our strong balance sheet and strong free-cash flow position should provide us with the means to accomplish these objectives.  With the Federal Reserve currently forecasting no rise in interest rates till 2023, dividend paying stocks may be one of few choices for yield seeking investors.”

Non-GAAP Reconciliations

To provide important supplemental information to both management and investors regarding financial and business trends used in assessing its results of operations, from time to time the Company reports the non-GAAP financial measure of EBITDA (EBITDA is calculated as net earnings from operations before interest expense, tax expense, depreciation, and amortization).  The Company may also report adjusted gross profit margin, adjusted earnings and adjusted diluted earnings per share, each of which is a non-GAAP financial measure.

Management believes that these non-GAAP financial measures provide useful information to investors as a supplement to reported GAAP financial information.  Management reviews these non-GAAP financial measures on a regular basis and uses them to evaluate and manage the performance of the Company’s operations.  In addition, EBITDA is a component of the financial covenants and an interest rate metric in the Company’s credit agreement.  Other companies may calculate non-GAAP financial measures differently than Ennis, which limits the usefulness of the Company’s non-GAAP measures for comparison with these other companies.  While management believes the Company’s non-GAAP financial measures are useful in evaluating Ennis, when this information is reported it should be considered as supplemental in nature and not as a substitute or an alternative for, or superior to, the related financial information prepared in accordance with GAAP.  These measures should be evaluated only in conjunction with the Company’s comparable GAAP financial measures.

The following table reconciles EBITDA, a non-GAAP financial measure, for first quarter of this year and the first quarter of last year to the most comparable GAAP measure, net earnings (dollars in thousands).

	Three months ended
	May 31,
	2020	2019
Net earnings	$4,185	$9,632
Income tax expense	1,470	3,384
Interest expense	3	317
Depreciation and amortization	4,417	4,381
EBITDA (non-GAAP)	$10,075	$17,714
% of sales	11.3%	16.4%

In Other News

On June 19, 2020 the Board of Directors declared a quarterly cash dividend of 22.5 cents per share on the Company’s common stock.  The dividend is payable on August 10, 2020 to shareholders of record on July 10, 2020.

About Ennis

Founded in 1909, the Company is one of the largest private-label printed business product suppliers in the United States.  Headquartered in Midlothian, Texas, Ennis has production and distribution facilities strategically located throughout the USA to serve the Company’s national network of distributors.  Ennis manufactures and sells business forms, other printed business products, printed and electronic media, integrated forms and labels, presentation products, flex-o-graphic printing, advertising specialties and Post-it® Notes, internal bank forms, plastic cards, secure and negotiable documents, specialty packaging, direct mail, envelopes, tags and labels and other custom products.  For more information, visit www.ennis.com.

Safe Harbor under the Private Securities Litigation Reform Act of 1995

Certain statements that may be contained in this press release that are not historical facts are forward-looking statements that involve a number of known and unknown risks, uncertainties and other factors that could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievement expressed or implied by such forward-looking statements. The words “anticipate,” “preliminary,” “expect,” “believe,” “intend” and similar expressions identify forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for such forward-looking statements.  In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements.  These statements are subject to numerous uncertainties, which include, but are not limited to, the Company’s ability to effectively manage its business functions and grow its business in a competitive industry during a recession, the Company’s ability to adapt its cost structure and services in such an environment and the variability in the prices of paper and other raw materials.  Other important information regarding factors that may affect the Company’s future performance is included in the public reports that the Company files with the Securities and Exchange Commission, including but not limited to, its Annual Report on Form 10-K for the fiscal year ending February 29, 2020.  The Company does not undertake, and hereby disclaims, any duty or obligation to update or otherwise revise any forward-looking statements to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of unanticipated events, although its situation and circumstances may change in the future. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  The inclusion of any statement in this release does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

For Further Information Contact:

Mr. Keith S. Walters, Chairman, Chief Executive Officer and President

Mr. Richard L. Travis, Jr., CFO, Treasurer and Principal Financial and Accounting Officer

Mr. Michael D. Magill, Executive Vice President and Secretary

Ennis, Inc.

2441 Presidential Parkway

Midlothian, Texas 76065

Phone: (972) 775-9801

Fax: (972) 775-9820

www.ennis.com

Ennis, Inc.

Unaudited Condensed Consolidated Financial Information

(In thousands, except share and per share amounts)

	Three months ended
Condensed Consolidated Operating Results	May 31,
	2020	2019
Revenues	$88,996	$108,033
Cost of goods sold	65,089	75,337
Gross profit margin	23,907	32,696
Operating expenses	18,011	19,703
Operating income	5,896	12,993
Other (income) expense	241	(23)
Earnings before income taxes	5,655	13,016
Income tax expense	1,470	3,384
Net earnings	$4,185	$9,632

Weighted average common shares outstanding
Basic	25,975,010	26,028,337
Diluted	25,975,010	26,028,337

Earnings per share
Basic	$0.16	$0.37
Diluted	$0.16	$0.37

	May 31,	February 29,
Condensed Consolidated Balance Sheet Information	2020	2020
Assets
Current Assets
Cash	$75,832	$68,258
Accounts receivable, net	33,167	43,086
Inventories, net	34,235	34,835
Other	2,189	3,705
Total Current Assets	145,423	149,884
Property, plant & equipment, net	55,059	56,402
Operating lease right-of-use assets	18,647	20,068
Goodwill and intangible assets	137,112	139,084
Other	260	261
Total Assets	$356,501	$365,699
Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$12,027	$17,235
Accrued expenses	13,763	15,069
Current portion of operating lease liabilities	5,443	5,665
Total Current Liabilities	31,233	37,969
Other non-current liabilities	32,270	33,401
Total liabilities	63,503	71,370
Shareholders' Equity	292,998	294,329
Total Liabilities and Shareholders' Equity	$356,501	$365,699

	Three months ended
	May 31,
Condensed Consolidated Cash Flow Information	2020	2019
Cash provided by operating activities	$14,850	$15,671
Cash used in investing activities	(989)	(9,661)
Cash used in financing activities	(6,287)	(7,087)
Change in cash	7,574	(1,077)
Cash at beginning of period	68,258	88,442
Cash at end of period	$75,832	$87,365